UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2013

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employment Identification Number)

100 PUTNAM GREEN, GREENWICH, CT  06830-6027
(Address of principal executive offices, including zip code)

(203) 532-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement
On June 17, 2013, 111 West 57th Investment LLC ("Investment LLC"), a newly formed  wholly owned subsidiary of AmBase Corporation (the "Company") entered into an Escrow Procedure Letter Agreement (the "Escrow Agreement") with 111 West 57th Sponsor LLC (the "Sponsor"), an entity affiliated with Michael Stern of JDS Development Group and Kevin Maloney of Property Markets Group, Inc., whereby Investment LLC deposited $56,000,000 (the "Investment") into escrow, representing an initial investment in a joint venture pursuant to which Investment LLC will participate in a real estate development project to purchase, develop, and operate the real property located at 105 through 111 West 57th Street in  New York, New York (the "Property"). The interest of Investment LLC in the Property in consideration for such investment shall be governed by that certain Amended and Restated Limited Liability Company Agreement (the "JV Agreement") of 111 West 57th JV LLC (the "Joint Venture").  Pursuant to the JV Agreement, Investment LLC will have no obligation to fund more than the Investment, however failure to fund will give rise to remedies available to Sponsor including the right to make a member loan at 20% interest and the right to dilute the capital account of Investment LLC based on the failed capital contribution at a multiple of 1.5.  Investment LLC will have rights over certain major decisions with respect to the Property.
The executed JV Agreement was deposited into escrow with the Investment.  The release of the escrow is conditioned upon several matters, including, without limitation, the closing of the purchase agreements for the acquisition of the Property, the closing of an acquisition loan, formation of the Property into a single zoning lot and other zoning related matters, delivery of an executed term sheet with respect to the acquisition of certain inclusionary air rights, and admittance of an affiliate of the Company into the ownership structure of the Sponsor in consideration for an additional investment of at least $1,000,000 (collectively, the "Conditions").   Upon the satisfaction of the Conditions, the JV Agreement shall become effective and the Investment will be released from escrow.   Due to conditions precedent to closing in the Escrow Agreement, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will be able to close the JV Agreement and acquire an interest in the Property.
The foregoing descriptions of each of the JV Agreement and Escrow Agreement are qualified in their entirety by the contents of the respective agreements, each of which will be filed as exhibits to the Company's next filing on Form 10-Q, providing that the conditions to the release of the JV Agreement from escrow are satisfied prior to such date

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 17, 2013, the Company agreed to extend the expiration date of Mr. Bianco's (the Company's Chairman, President and Chief Executive Officer) Employment Agreement, as amended to an expiration date of May 31, 2018, from the current expiration date of May 31, 2015, (the "Employment Agreement"). The other provisions of the Employment Agreement remained unchanged.  A copy of the amendment to the Employment Agreement is attached as exhibit 10.1 hereto.  The Employment Agreement, as amended is incorporated by reference to Exhibit 10D of the Company's Annual Report on Form 10-K for the year ending December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By /s/ John P. Ferrara
John P. Ferrara
Vice President and Chief Financial Officer and Controller
AmBase Corporation
Date: June 21, 2013

Exhibit Index:
Exhibit	Description
10.1	Amendment to Employment Agreement between Richard A. Bianco and AmBase Corporation dated June 17, 2013
99.1	Copy of Registrant's press release dated June 21, 2013